EXHIBIT 99


                               WOOD BANCORP, INC.


FOR IMMEDIATE RELEASE:


CONTACT:     Richard L. Gordley
             President and Chief Executive Officer
             First Federal Bank
             (419) 352-3502

              WOOD BANCORP, INC. ANNOUNCES DATE OF SPECIAL MEETING
                                 OF STOCKHOLDERS

     May 27, 1999 (Bowling Green: Ohio; NASDAQ: FFWD) Wood Bancorp, Inc. has set the date of the Special Meeting of Stockholders for July 7, 1999 at 10:00 a.m. at the Bowling Green Country Club. The record date for the Special Meeting of Stockholders is June 4, 1999. At the Special Meeting, stockholders will vote on the Company's definitive agreement to affiliate with Sky Financial Group, Bowling Green, Ohio (NASDAQ: SKYF).

     Under the terms of this agreement, which is subject to regulatory approval, Wood Bancorp shareholders will receive 0.7315 shares of Sky Financial Group common stock for each share of Wood Bancorp common stock.

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